Notice of Guaranteed Delivery
                                      to
                         Tender Shares of Common Stock
                                      of

                         Official Payments Corporation

     As set forth in Section 2 of the Offer to Purchase (as defined below), this instrument or one substantially equivalent to it must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available or the certificates for Shares and all other required documents cannot be delivered to the Depositary before the Expiration Date (as defined in Section 1 of the Offer to Purchase) or if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be delivered by hand or transmitted by telegram, telex, facsimile transmission or mail to the Depositary.

         The Depositary for the Offer is: Mellon Investor Services LLC

             By Hand                         By First Class                    By Overnight:
   Mellon Investor Services LLC             or Express Mail:            Mellon Investor Services LLC
          120 Broadway                 Mellon Investor Services LLC          85 Challenger Road
            13th Floor                         P.O. Box 3301                   Mail Stop-Reorg
      New York, NY 10271                South Hackensack, NJ 07606        Ridgefield Park, NJ 07660
   Attn: Reorganization Dept.           Attn: Reorganization Dept.       Attn: Reorganization Dept.

                                          To Confirm Receipt of
                                      Notice of Guaranteed Delivery:
                                          FAX #: (201) 296-4293
                                    FAX Confirmation #: (201) 296-4860

Delivery of this instrument to an address other than as set forth above, or transmission of instructions via facsimile transmission or telex number other than as set forth above, will not constitute valid delivery.

Ladies and Gentlemen:

     The undersigned tenders to Kingfish Acquisition Corporation, a Delaware corporation (the "Purchaser"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated June 11, 2002 (the "Offer to Purchase") and in the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is acknowledged, the number of shares of common stock (the "Shares"), indicated below of Official Payments Corporation, a Delaware corporation, pursuant to the guaranteed delivery procedure set forth in Section 2 of the Offer to Purchase.

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
Signature(s) _____________________________      Address (escrows) _________________________

Name(s) __________________________________      ___________________________________________
                                                                    Zip Code

__________________________________________      Area Code and Tel. No(s). _________________
             Please Type or Print

Number of Shares _________________________      (Check one if Shares will be tendered by book-entry
                                                transfer)
Certificate Nos. (If Available)                 [ ] The Depository Trust Company
                                                [ ] Philadelphia Depository Trust Company
__________________________________________

Dated ____________________________________

                                   Guarantee
                   (Not to be used for signature guarantee)

     The undersigned, a firm that is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, guarantees delivery to the Depositary of either the certificates evidencing all tendered Shares, in proper form for transfer, or delivery of Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company or the Philadelphia Depository Trust Company (each a "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile of it), properly completed and duly executed, with any required signature guarantees and any other required documents, all within three (3) New York Stock Exchange trading days after the date hereof.


______________________________________        ______________________________________
                Name of Firm                            Authorized Signature

______________________________________        Name _________________________________
                  Address                               Please Type or Print

______________________________________        Title ________________________________
                  Zip Code

Area Code and Tel. No. _______________        Dated ________________________________

Note: Do not send certificates for shares with this form--certificates are to be delivered with your Letter of Transmittal.